DATE OF ISSUE	CERTIFICATE NUMBER	RUN/TFR. NO.	REGISTER	NUMBER OF SHARES

CHALCO

ALUMINUM CORPORATION OF CHINA LIMITED *

中國鋁業股份有限公司

(a joint stock limited company incorporated in the People's Republic of China with limited liability)

H SHARE CERTIFICATE

THE COMPANY WAS ESTABLISHED ON 10 SEPTEMBER 2001 IN THE PEOPLE'S REPUBLIC OF CHINA.

THIS IS TO CERTIFY THAT THE UNDERMENTIONED PERSON(S) IS/ARE THE REGISTERED HOLDER(S) OF FULLY PAID H SHARES OF NOMINAL VALUE OF RENMINBI 1.00 EACH AS DETAILED BELOW IN THE ISSUED SHARE CAPITAL OF THE COMPANY, SUBJECT TO THE ARTICLES OF ASSOCIATION OF THE COMPANY (THE "ARTICLES OF ASSOCIATION") AND THE CONDITIONS ENDORSED BELOW.

CODE:

COMPUTERSHARE HONG KONG INVESTOR SERVICES LIMITED

SPECIMEN ONLY

樣本只供參考

NUMBER OF H SHARES:

GIVEN UNDER THE SECURITIES SEAL OF THE COMPANY ON THE DATE STATED ABOVE.

CHAIRMAN OF THE BOARD OF DIRECTORS

NO TRANSFER OF THE ABOVE H SHARES CAN BE REGISTERED UNLESS ACCOMPANIED BY THIS H SHARE CERTIFICATE AND IT IS OTHERWISE IN COMPLIANCE WITH THE ARTICLES OF ASSOCIATION.

THE COMPANY'S LEGAL ADDRESS: NO.B, 12 FUXING ROAD, HAIDIAN DISTRICT, BEIJING, PEOPLE's REPUBLIC OF CHINA 100814.

HONG KONG H SHARE REGISTRAR: HONG KONG REGISTRARS LIMITED, SHOPS 1712-1716, 17TH FLOOR, HOPEWELL CENTRE, 183 QUEEN'S ROAD EAST, WANCHAI, HONG KONG.

CONDITIONS

BY ACQUIRING H SHARES OF THE COMPANY, THE REGISTERED HOLDER(S) OF THE ABOVE H SHARES:

(I) AGREE(S) WITH THE COMPANY AND EACH SHAREHOLDER OF THE COMPANY, AND THE COMPANY AGREES WITH SUCH REGISTERED HOLDER(S) AND EACH SHAREHOLDER, TO OBSERVE AND COMPLY WITH THE COMPANY LAW OF THE PEOPLE'S REPUBLIC OF CHINA(中华人民共和国公司法) ADOPTED AT THE FIFTH SESSION OF THE STANDING COMMITTEE OF THE EIGHTH NATIONAL PEOPLE'S CONGRESS ON 29TH DECEMBER, 1993 AND EFFECTIVE FROM 1ST JULY, 1994, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME (THE "COMPANY LAW"), THE SPECIAL REGULATIONS ON THE OVERSEAS OFFERING AND LISTING OF SHARES BY JOINT STOCK LIMITED COMPANIES (國務院關於股份有限公司境外募集股份及上市的特別規定) ISSUED BY THE STATE COUNCIL OF THE PRC ON 4TH AUGUST, 1994, AS AMENDED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME AND THE ARTICLES OF ASSOCIATION;

(II) AGREE(S) WITH THE COMPANY, EACH SHAREHOLDER, DIRECTOR, SUPERVISOR, MANAGER AND OFFICER OF THE COMPANY AND THE COMPANY, ACTING FOR ITSELF AND FOR EACH DIRECTOR, SUPERVISOR, MANAGER AND OFFICER OF THE COMPANY, AGREES WITH EACH SHAREHOLDER TO REFER TO ARBITRATION IN ACCORDANCE WITH THE ARTICLES OF ASSOCIATION ALL DIFFERENCES AND CLAIMS ARISING FROM THE ARTICLES OF ASSOCIATION OR ANY RIGHTS OR OBLIGATIONS CONFERRED OR IMPOSED BY THE COMPANY LAW OR OTHER RELEVANT LAWS AND ADMINISTRATIVE REGULATIONS CONCERNING THE AFFAIRS OF THE COMPANY, AND ANY REFERENCE TO ARBITRATION SHALL BE DEEMED TO AUTHORISE THE ARBITRATION TRIBUNAL TO CONDUCT HEARINGS IN OPEN SESSION AND TO PUBLISH ITS AWARD, AND SUCH ARBITRATION SHALL BE FINAL AND CONCLUSIVE;

(III) AGREE(S) WITH THE COMPANY AND EACH SHAREHOLDER OF THE COMPANY THAT H SHARES IN THE COMPANY ARE FREELY TRANSFERABLE BY THE HOLDER(S) THEREOF; AND

(IV) AUTHORISE(S) THE COMPANY TO ENTER INTO A CONTRACT ON HIS (THEIR) BEHALF WITH EACH DIRECTOR, SUPERVISOR AND OFFICER OF THE COMPANY WHEREBY SUCH DIRECTORS, SUPERVISORS AND OFFICERS UNDERTAKE TO OBSERVE AND COMPLY WITH THEIR OBLIGATIONS TO THE SHAREHOLDERS STIPULATED IN THE ARTICLES OF ASSOCIATION.

* For identification purpose only

Hong Kong Registrars

035570